Exhibit 5.1

October 31, 2017

Board of Directors

Pixelworks, Inc.

224 Airport Parkway, Suite 400

San Jose, CA 95110

RE: Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel for Pixelworks, Inc. (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 892,751 shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”), which the Company may issue upon the conversion of certain convertible secured subordinated debentures issued and sold by the Company’s subsidiary, ViXS Systems, Inc., as more fully described in the Registration Statement (the “Convertible Debentures”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials and officers of the Company, and other instruments as we have deemed necessary or advisable for purposes of rendering this opinion. As to issues of fact, we have relied, without independent investigation, upon the above documents, certificates and statements.

We have assumed the genuineness of all signatures and the capacity of the persons so signing (other than signatures by or on behalf of the Company), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Nothing contained herein shall be deemed as an admission that we are “experts” within the meaning of Section 11 of the Securities Act.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that, after the issuance of the Shares, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock and all shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock, under the Company’s articles of incorporation, as amended and then in effect.

October 31, 2017

Based upon the foregoing, and subject to the additional qualifications set forth below, it is our opinion that:

The Shares have been duly authorized and, when issued upon conversion of the Convertible Debentures in accordance with the terms and conditions of the Convertible Debentures, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Oregon and our opinions expressed herein are limited to the laws of the State of Oregon and the federal laws of the United States, and we do not express any opinion herein concerning the laws of any other jurisdiction.

We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.

Neither this opinion nor any extract of this opinion or reference to this opinion may be furnished to, quoted from or relied upon by any other person, firm, or corporation without our express written permission. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters expressed herein. No opinions may be inferred or implied beyond the matters expressly stated herein. No qualification limitation or exception contained herein shall be construed in any way to limit the scope of the other qualifications, limitations and exceptions. We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion. We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

Very truly yours,

/s/ Alto Law Group
Alto Law Group LLC